Exhibit 99.1

January 30, 2006

American Stock Transfer

& Trust Company

6201 15th Avenue

3rd Floor

Brooklyn, New York 11219

Attention: Bill Galetta

Re:	Stock Issuance Request

Dear Bill:

We have been advised that the stockholder set forth below ( a “Holder”) is requesting that a certificate representing shares of IA Global, Inc. (the “Company”) be issued with standard 144 restrictive legend. Details are as follows:

Holder	No. of Shares	Certificate No.
Inter Asset Japan LBO No 1 Fund Atago Green Hills MORI Tower 35th Fl 2-5-1-Atago, Minato-ku, Tokyo 105-6235 Japan 011-81-03-5776-0870	11,580,000	Please date as of 1/30/06 and issue with standard 144 restrictive legend

Inter Asset Japan LBO No 1 fund is AST customer 10302. These shares are being issued pursuant to the attached Board resolution dated January 24, 2006 related to the Notice of Conversion of Series B Convertible Preferred Stock dated January 30, 2006. The W-8 BEN was previously provided.

On the basis of the foregoing, you are hereby authorized to issue this certificate with standard 144 restrictive language and mail it to the following address:

IA Global, Inc. 550 North Reo Street, Suite 300, Tampa, FL 33609 USA

Tel: 813-261-5157 Fax: 813-261-5158

IA Global, Inc.

550 N. Reo Street, Suite 300

Tampa, FL 33609

I will deliver the certificate to the fund..

Thank you for your assistance in handling this for us. My telephone number is 813-261-5157.

Sincerely,

Mark E. Scott

Chief Financial Officer

IA Global, Inc. 550 North Reo Street, Suite 300, Tampa, FL 33609 USA

Tel: 813-261-5157 Fax: 813-261-5158